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                                  EXHIBIT 21.1

                        SUBSIDIARIES OF INSIGHT MIDWEST

Name                               Jurisdiction of Incorporation or Organization
----                               ---------------------------------------------

Insight Capital, Inc.                              Delaware
Insight Communications of Indiana, LLC             Delaware
Insight Communications of Kentucky, L.P.           Delaware
Insight Kentucky Partners I, L.P.                  Delaware
Insight Kentucky Partners II, L.P.                 Delaware